                                                                    EXHIBIT 15.1





AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS


MidAmerican Energy Company
Des Moines, Iowa


We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of MidAmerican Energy Company and subsidiaries for the periods ended March 31, 2003 and 2002, June 30, 2003 and 2002 and September 30, 2003 and 2002,
as indicated in our reports dated May 8, 2003, July 30, 2003 and November 3, 2003, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, are incorporated by reference in this Amendment No. 1 to Registration Statement No. 333-110398 and in Registration Statement Nos. 333-59760 and 333-101800.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.




/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
Des Moines, Iowa
December 19, 2003